================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           AASTROM BIOSCIENCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

               [LOGO OF AASTROM BIOSCIENCES, INC. APPEARS HERE]

                          24 FRANK LLOYD WRIGHT DRIVE
                              ANN ARBOR, MI 48106

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 12, 1997

Dear Shareholder:

  You are invited to attend the Annual Meeting of the Shareholders of Aastrom Biosciences, Inc. (the "Company"), which will be held on November 12, 1997, at 9:00 a.m. at the Holiday Inn North Campus, 3600 Plymouth Road, Ann Arbor, Michigan 48105 for the following purposes:

  1. To elect two Class III directors, each to hold office for a three-year term and until their respective successors are elected and qualified.

  2. To transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on September 30, 1997 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

                                          By order of the Board of Directors,

                                          /s/ TODD E. SIMPSON

                                          TODD E. SIMPSON
                                          Secretary

Ann Arbor, Michigan
October 10, 1997

  IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY
   CARD IN THE ACCOMPANYING POSTPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO
        VOTE IN PERSON IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                           AASTROM BIOSCIENCES, INC.
                          24 FRANK LLOYD WRIGHT DRIVE
                           ANN ARBOR, MICHIGAN 48106

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

  The accompanying proxy is solicited by the Board of Directors of Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held November 12, 1997, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is October 10, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                              GENERAL INFORMATION

  Annual Report. An annual report for the fiscal year ended June 30, 1997, is enclosed with this Proxy Statement.

  Voting Securities. Only shareholders of record as of the close of business on September 30, 1997, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 13,272,674 shares of Common Stock, no par value, of the Company, issued and outstanding. Shareholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

  Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition, the Company will solicit shareholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

  Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement and in the discretion of the proxy holders on any other matter that comes before the meeting. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

  Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of August 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                         SHARES BENEFICIALLY
                                                              OWNED(1)
                                                         -----------------------
                     BENEFICIAL OWNER                      NUMBER     PERCENT
                     ----------------                    ------------ ----------
   Cobe Laboratories, Inc.(2)...........................    3,214,199     24.2%
    1185 Oak Street
    Lakewood, CO 80215
   State Treasurer of the State of Michigan(3).......... 1,408,168     10.5
    Custodian of Certain Retirement Systems
    c/o Venture Capital Division
    430 West Allegan
    Lansing, MI 48992
   H&Q London Ventures .................................      816,666      6.1
   One Bush Street, 18th Floor
   San Francisco, CA 94104
   R. Douglas Armstrong, Ph.D.(4).......................      822,888      6.0
   Albert B. Deisseroth, M.D., Ph.D.(5).................       28,333     *
   Stephen G. Emerson, M.D., Ph.D.(6)...................      260,122      2.0
   G. Bradford Jones(7).................................      381,220      2.9
   Robert J. Kunze(8)...................................       46,810     *
   James Maluta(9)......................................       83,332     *
   Thomas E. Muller, Ph.D.(10)..........................       24,167     *
   Walter C. Ogier(11)..................................       31,667     *
   Todd E. Simpson(12)..................................       17,500     *
   Alan K. Smith, Ph.D.(13).............................       18,988     *
   Horst R. Witzel, Dr.-Ing.(14)........................       14,620     *
   Edward C. Wood, Jr.(15)..............................    3,220,532     24.2
   All officers and directors as a group (12
    persons)(16)........................................    4,950,179     36.1

--------
  * Represents less than 1% of the outstanding shares of the Company's Common Stock ("Common Stock").
 (1) Shares beneficially owned and percentage of ownership are based on 13,285,511 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or disposition power with respect to such shares.
 (2) Pursuant to a stock purchase agreement by and between Cobe Laboratories, Inc. ("Cobe") and the Company, Cobe has an option to purchase from the Company an amount of Common Stock equal to 30% of the Company's fully diluted shares after the exercise of such option, at a purchase price equal to 120% of the public market trading price of the Company's Common Stock. The option expires on February 6, 2000. Cobe also has a "right of first negotiation" in the event the Company receives any proposal concerning, or otherwise decides to pursue, a merger, consolidation or other transaction in which all or a majority of the Company's equity securities or all or substantially all of the Company's assets, or any material portion of the assets of the Company used by the Company in performing its obligations under Cobe's distribution agreement with the Company would be acquired by a third party outside of the ordinary course of business. Edward C. Wood, Jr., a director of the Company, is the President of Cobe BCT, Inc., an affiliate of Cobe. See footnote 15, below.
 (3) Includes 69,444 shares issuable upon exercise of warrants held by the State Treasurer of the State of Michigan ("Michigan") that are exercisable until October 15, 2000.

 (4) Includes 333,333 shares issuable upon exercise of options held by Dr. Armstrong that are exercisable within the 60-day period following August 31, 1997. Also includes 15,711 shares that were surrendered to the Company and cancelled in payment of the outstanding balance under a promissory note subsequent to August 31, 1997. Dr. Armstrong's address is 24 Frank Lloyd Wright Drive, Ann Arbor, MI 48106.
 (5) Includes 3,333 shares issuable upon exercise of options held by Dr. Deisseroth that are exercisable within the 60-day period following August 31, 1997. Dr. Deisseroth resigned as a director of the Company in October 1997. 6,250 of the shares held by Dr. Deisseroth are subject to vesting and a right of repurchase by the Company until December 15, 1997.
 (6) Includes 3,333 shares issuable upon exercise of options held by Dr. Emerson that are exercisable within the 60-day period following August 31, 1997.
 (7) Includes 370,831 shares held by Brentwood Associates V, L.P. Mr. Jones, as a general partner of Brentwood Associates V Ventures, L.P., which is the general partner of Brentwood Associates V, L.P., may be deemed to beneficially own such shares, but Mr. Jones disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Also includes 3,333 shares issuable upon exercise of options held by Mr. Jones that are exercisable within the 60-day period following August 31, 1997.
 (8) Includes 3,333 shares issuable upon exercise of options held by Mr. Kunze that are exercisable within the 60-day period following August 31, 1997.
 (9) Consists of shares held of record by James Maluta and Deborah Vincent, as Trustees, with shared voting and investment power, of the James Maluta and Deborah Vincent Living Trust dated October 26, 1993.
(10) Consists of shares issuable upon exercise of options held by Dr. Muller that are exercisable within the 60-day period following August 31, 1997.
(11) Includes 26,667 shares issuable upon exercise of options held by Mr. Ogier that are exercisable within the 60-day period following August 31, 1997.
(12) Consists of shares issuable upon exercise of options held by Mr. Simpson that are exercisable within the 60-day period following August 31, 1997.
(13) Includes 17,500 shares issuable upon exercise of options held by Dr. Smith that are exercisable within the 60-day period following August 31, 1997.
(14) Includes 8,620 shares issuable upon exercise of options held by Dr. Witzel that are exercisable within the 60-day period following August 31, 1997.
(15) Mr. Wood, as the President of Cobe BCT, Inc., an affiliate of Cobe, may be deemed to beneficially own shares held by Cobe, but Mr. Wood disclaims beneficial ownership of all such shares. Includes 3,333 shares issuable upon exercise of options that are exercisable within the 60-day period following August 31, 1997. Mr. Wood's address is 1201 Oak Street, Lakewood, CO 80215.
(16) Includes 444,452 shares issuable upon exercise of options that are exercisable within the 60-day period following August 31, 1997.

                             ELECTION OF DIRECTORS

  The Company has a classified Board of Directors currently consisting of two Class I directors (Robert J. Kunze and Stephen G. Emerson), two Class II directors (G. Bradford Jones and Edward C. Wood, Jr.), and two Class III directors (R. Douglas Armstrong and Horst R. Witzel), who will serve until the Annual Meetings of Shareholders to be held in 1998, 1999 and 1997, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.

  The nominees for election at the Annual Meeting of Shareholders to fill the Class III positions on the Board of Directors are R. Douglas Armstrong and Horst R. Witzel. If elected, the nominees will serve as directors until the Company's Annual Meeting of Shareholders in 2000, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

  If a quorum is present, the two nominees for the positions as Class III directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote, except that abstentions will be counted as shares present for purposes of determining the presence of a quorum.

  The table below sets forth for the Company's directors, including the Class III nominees to be elected at this meeting, certain information, as of August 31, 1997, with respect to age and background.

                                              POSITION                 DIRECTOR
               NAME                       WITH THE COMPANY         AGE  SINCE
               ----                       ----------------         --- --------

Class III directors to be elected at the 1997 Annual Meeting of Shareholders:

R. Douglas Armstrong.............. President and Chief Executive    44   1991
                                   Officer of the Company since
                                   1991
Horst R. Witzel................... Director                         70   1994

Class I directors whose terms expire at the 1998 Annual Meeting of
Shareholders:

Robert J. Kunze................... Chairman of the Board            62   1989
Stephen G. Emerson................ Scientific Adviser               43   1989

Class II directors whose terms expire at the 1999 Annual Meeting of
Shareholders:

G. Bradford Jones................. Director                         42   1992
Edward C. Wood, Jr................ Director                         52   1994

  R. Douglas Armstrong, Ph.D. joined the Company in June 1991, as a director and as its President and Chief Executive Officer. From 1987 to 1991, Dr. Armstrong served in different capacities, including as Executive Vice President and a Trustee of the La Jolla Cancer Research Foundation ("LJCRF"), a 250-employee scientific research institute located in San Diego, California. Dr. Armstrong received his doctorate in Pharmacology and Toxicology from the Medical College of Virginia, and has held faculty and staff positions at Yale University, University of California, San Francisco, LJCRF and University of Michigan. Dr. Armstrong also serves on the Board of Directors of Nephros Therapeutics, Inc.

  Horst R. Witzel, Dr.-Ing., a director since June 1994, served as Chairman of the Board of Executive Directors of Schering AG in Berlin, Germany from 1986 until his retirement in 1989, whereupon he became a member of the Supervisory Board of Schering AG until 1994. Prior to that, Dr. Witzel held various leadership positions in research and development with Schering AG where he was responsible for worldwide production and technical services. Dr. Witzel received his doctorate in chemistry from the Technical University of West Berlin. Dr. Witzel also serves on the Board of Directors of The Liposome Company, Inc. and Cephalon, Inc. and is a member of the Supervisory Board of Brau and Brunnen AG.

  Robert J. Kunze, a director of the Company since its inception in 1989, is a founder of the Company and served as its President and Chief Executive Officer through May 1991. Mr. Kunze is a general partner of McFarland and Dewey, an investment bank. From 1987 through early 1997, he was a General Partner of H&Q Life Science Venture Partners, a venture capital fund specializing in medical products and biotechnology investments. Previous to that, Mr. Kunze was Managing Partner of Hambrecht & Quist Venture Partners. Prior to that he served as a senior executive with W.R. Grace & Co. and General Electric. Mr. Kunze also serves on the Board of Directors of Escalon Medical Corporation.

  Stephen G. Emerson, M.D., Ph.D., a director of the Company since its inception in 1989, is a scientific founder of the Company and has been an active advisor of the Company since that time. Dr. Emerson has been a Professor of Medicine at the University of Pennsylvania since 1994 where he serves as head of Hematology and Oncology. From 1991 to 1994, Dr. Emerson was an Associate Professor of Medicine at the University of Michigan. Dr. Emerson received his doctorate degrees in Medicine and Cell Biology/Immunology from Yale University. He completed his internship and residency at Massachusetts General Hospital and his clinical and research fellowship in hematology at the Brigham and Women's Hospital, the Dana-Farber Cancer Institute and Children's Hospital Medical Center.

  G. Bradford Jones, a director since April 1992, is a general partner of Brentwood V Ventures, L.P., the general partner of Brentwood Associates V, L.P. Brentwood Associates V, L.P. is a partnership organized by the firm Brentwood Venture Capital, which Mr. Jones joined in 1981. Mr. Jones was elected to the Board of Directors of the Company pursuant to the terms of the Series B Preferred Stock Purchase Agreement dated April 7, 1992 with the Company, of which Brentwood Associates V, L.P. is a party. Mr. Jones received a B.A. degree in Chemistry and an M.A. degree in Physics from Harvard University and M.B.A. and J.D. degrees from Stanford University. Mr. Jones also serves on the Board of Directors of Interpore International, ISOCOR, Onyx Acceptance Corporation, and several privately-held companies.

  Edward C. Wood, Jr., a director since August 1994, has served as president of Cobe BCT, Inc., a division of Cobe Laboratories, Inc., since 1991. Cobe is a subsidiary of Gambro AB, a Swedish company, and is a leading provider of blood cell processing products. Prior to that, Mr. Wood held various positions in manufacturing, research and development, and marketing with Cobe. Mr. Wood received degrees in chemistry from Harvey Mudd College and in management from the University of Colorado.

  During the fiscal year ended June 30, 1997, the Board held six meetings. Each director serving on the Board in fiscal year 1997 attended at least 75% of such meetings of the Board and the Committees on which he served, except for Dr. Deisseroth, who resigned as a director of the Company in October 1997, and Dr. Emerson.

  The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

  The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee for fiscal 1997 were G. Bradford Jones and Edward C. Wood, Jr. During the fiscal year ended June 30, 1997, the Audit Committee held one meeting.

  The Compensation Committee's function is to review and approve salary and bonus levels and stock option grants. The members of the Compensation Committee at the beginning of fiscal 1997 were Robert J. Kunze and Albert B. Deisseroth. Currently, the Compensation Committee is composed of all members of the Company's Board of Directors. During the fiscal year ended June 30, 1997, there were no separate meetings of the Compensation Committee. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Executive Compensation and Other Matters."

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

  The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and each of the Company's five other most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company, during the fiscal years ended June 30, 1996 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                         LONG TERM
                                                        COMPENSATION
                                ANNUAL COMPENSATION        AWARDS
                               ------------------------ ------------
                                                           SHARES
                                                         UNDERLYING   ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR  SALARY      BONUS    OPTIONS    COMPENSATION
 ---------------------------   ---- --------    ------- ------------ ------------
 R. Douglas Armstrong, Ph.D..  1997 $183,583        --    333,333       $7,108(1)
  President and Chief          1996  156,962    $55,000       --         8,885(1)
   Executive Officer
 James Maluta................  1997  130,354        --    120,000          --
  Vice President, Product      1996  118,942     10,000       --           --
   Development
 Walter C. Ogier.............  1997  120,265        --     80,000          --
  Vice President, Marketing    1996  106,250      7,500     6,667          --
 Todd E. Simpson.............  1997  125,593     12,500    75,000          --
  Vice President, Finance and  1996   60,779(2)     --     40,000       48,061(3)
  Administration and Chief
  Financial Officer
 Alan K. Smith, Ph.D.........  1997  128,685        --     75,000           60(3)
  Vice President, Research     1996   77,740(4)     --     40,000       76,000(3)
 Thomas E. Muller, Ph.D......  1997  119,517        --     20,000          --
  Vice President, Regulatory   1996  118,560        --      6,667          --
   Affairs

--------
(1) Consists of vacation pay.
(2) Mr. Simpson began his employment with the Company in January 1996.
(3) Consists of relocation expenses.
(4) Dr. Smith began his employment with the Company in October 1995.

  The following table provides information with respect to stock option grants to the Named Executive Officers during the year ended June 30, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                         FOR OPTION TERM(1)
                          ---------------------------------------------------------- -------------------------
                                               % OF TOTAL
                              NUMBER OF      OPTIONS GRANTED   EXERCISE
                          SHARES UNDERLYING  TO EMPLOYEES IN   OR PRICE   EXPIRATION
          NAME            OPTIONS GRANTED(2)   FISCAL YEAR   PER SHARE(2)    DATE         5%          10%
          ----            ------------------ --------------- ------------ ---------- ------------ ------------
R. Douglas Armstrong,
 Ph.D...................       333,333            42.5%         $7.00       2/3/07   $  3,800,750 $  6,052,060
James Maluta............       120,000            15.3           7.00       2/3/07      1,368,271    2,178,744
Walter C. Ogier.........        80,000            10.2           7.00       2/3/07        912,181    1,452,496
Todd E. Simpson.........        75,000             9.6           7.00       2/3/07        855,170    1,361,715
Alan K. Smith, Ph.D.....        75,000             9.6           7.00       2/3/07        855,170    1,361,715
Thomas E. Muller, Ph.D..        20,000             2.6           7.00       2/3/07        228,045      363,124

--------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock.
(2) Each of these options was granted under the Company's Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Option Plan") at an exercise price equal to the fair market value of the Common Stock on the date of grant. With the exception of the option grant to Dr. Armstrong, which is immediately exercisable, all such options vest over a four-year period, subject to continued employment with the Company. See " Severance and Change of Control Arrangements."

  The following table provides information with respect to exercises of stock options during the year ended June 30, 1997, and unexercised options held as of June 30, 1997, by the Named Executive Officers.

                          AGGREGATED OPTION EXERCISES
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SHARES        VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                            SHARES                OPTIONS AT JUNE 30, 1997     AT JUNE 30, 1997(2)
                           ACQUIRED      VALUE    ------------------------- -------------------------
          NAME            ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- ----------- ----------- ------------- ----------- -------------
R. Douglas Armstrong,
 Ph.D...................       --           --      333,333          --      $ 41,667          --
James Maluta............    16,667      $99,169         --       120,000          --      $ 15,000
Walter C. Ogier.........       --           --       22,083       92,917      130,842       86,533
Todd E. Simpson.........       --           --       12,500      102,500       74,063      172,313
Alan K. Smith, Ph.D.....       --           --       15,000      100,000       88,875      157,500
Thomas E. Muller, Ph.D..       --           --       22,083       31,251      130,842       69,162

--------
(1) "Value Realized" represents the fair market value of the underlying shares of Common Stock on the exercise date, minus the aggregate exercise price of such options.
(2) The value of "in-the-money" stock options represents the difference between the exercise price of such options and the fair market value of $7.125 per share of Common Stock as of June 30, 1997, the closing price of the Common Stock reported on the Nasdaq National Market on such date.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

  The Company entered into employment agreements with no defined length of employment with James Maluta, Walter C. Ogier, Thomas E. Muller, Ph.D., Alan
K. Smith, Ph.D. and Todd E. Simpson in June 1992, February 1994, April 1994, October 1995 and December 1995, respectively. Pursuant to these agreements, the Company agreed to pay Messrs. Maluta, Ogier, Smith and Simpson annual base salaries of $90,000, $87,500, $110,000, $122,500 and $122,500, respectively, certain of which base salaries have been increased and are subject to periodic review and adjustment. Pursuant to the terms of the foregoing employment agreements, either party may generally terminate the employment relationship without cause at any time upon 14 days prior written notice to the other party or immediately with cause upon notice.

  In the event of a transfer of control of the Company, as defined under the 1992 Option Plan, the Company must cause any successor corporation to assume the options or substitute similar options for outstanding options or continue such options in effect. In the event that any successor to the Company in a merger, consolidation or dissolution will not assume the options or substitute similar options, then the options become exercisable in full and such options will be terminated if not exercised prior to such merger, consolidation or dissolution. The vesting of certain options granted to executive officers of the Company accelerates if such officer is terminated following a transfer of control.

  Options granted under the Company's 1996 Outside Directors Stock Option Plan (the "Directors Plan") contain provisions pursuant to which all outstanding options granted under the Directors Plan will become fully vested and immediately exercisable upon a "transfer of control," as defined under the Directors Plan.

COMPENSATION OF DIRECTORS

  Each non-employee director of the Company receives a cash payment of $1,000 for each meeting of the Board of Directors attended in person and a cash payment of $500 for each telephonic meeting of the Board of Directors attended telephonically. In lieu of such a cash payment for attending meetings, Mr. Kunze receives $5,000 per month for his services as Chairman of the Board of Directors, which payments have been approved through the date of the 1997 Annual Meeting of Shareholders. In addition, directors receive reimbursement for expenses incurred in attending each Board and committee meeting. The Company's Directors Plan provides for the initial automatic grant of an option to purchase 5,000 shares of the Company's Common Stock to directors of the Company who are not employees of the Company (an "Outside Director") upon initial appointment or election to the Board of Directors, and subsequent grants to each Outside Director of an option to purchase 5,000 shares of Common Stock on the date of each annual meeting, provided the Outside Director continues to serve in that capacity and has so served for at least six months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Each member of the Board of Directors served as a member of the Compensation Committee during fiscal year ended June 30, 1997. R. Douglas Armstrong and Robert J. Kunze were employed by the Company as its President and Chief Executive Officer and its Chairman of the Board, respectively.

CERTAIN TRANSACTIONS

  In November 1993, in connection with the purchase of Common Stock upon exercise of stock options granted under the Company's 1989 Stock Option Plan to R. Douglas Armstrong, the Company loaned to Dr. Armstrong $120,000 at an interest rate of 4% per annum pursuant to a full recourse promissory note. Interest on the note is payable on an annual basis. During the 1997 fiscal year, the Company extended the due date of the note to June 30, 1998.

  In October 1993, in connection with the purchase of Common Stock upon exercise of stock options granted under the Company's 1989 Stock Option Plan and the 1992 Option Plan to Stephen G. Emerson, the Company loaned to Dr. Emerson $47,303 at an interest rate of 6% per annum pursuant to a full recourse promissory note (the "Emerson Note"). Interest on the Emerson Note is payable on an annual basis and principal and accrued but unpaid interest is due June 30, 1998. The loan is secured by 258,687 shares of Common Stock held by Dr. Emerson. During May 1997, the Company and Dr. Emerson entered into an agreement, pursuant to which

Dr. Emerson may repay the outstanding balance under the note by surrendering shares of Common Stock to the Company.

  In October 1996, the Company executed a financing commitment with Cobe to provide the Company with up to $5,000,000 from Cobe (the "Equity Commitment") and up to $5,000,000 in funding from Michigan under a convertible loan commitment agreement ("Convertible Loan Commitment"). Both the Equity Commitment and the Convertible Loan Commitment terminated upon the closing of the Company's initial public offering (the "IPO") without being drawn upon. The Company issued warrants to Michigan to purchase 69,444 shares of Common Stock as consideration for the Convertible Loan Commitment. The warrants expire on October 15, 2000, if not exercised, and may be exercised, in whole or in part, at a price equal to the lesser of (a) $9.00 per share, which price increases by $3.00 per share on each of February 3, 1998, 1999 and 2000; and
(b) 85% of the fair market value of the Company's Common Stock at the time of exercise.

  Cobe Laboratories, Inc. purchased 714,200 shares of Common Stock in the IPO at the initial public offering price of $7.00 per share.

  The Company has entered into employment agreements with certain of its executive officers. The Company has also entered into an Indemnification Agreement with certain of its directors, officers and other key personnel.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

  Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were complied with, with the exception of a single report with respect to a stock option exercise during March 1997 by Mr. Maluta, which was filed late.

                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The members of the Compensation Committee of the Board of Directors at the beginning of fiscal 1997 were Albert B. Deisseroth and Robert J. Kunze. Currently, the Compensation Committee is composed of all members of the Company's Board of Directors and, as such, the Compensation Committee does not hold separate meetings. Most of the decisions for 1997 compensation were made prior to the Company's IPO.

  In fiscal 1997, the Compensation Committee was responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. These policies are based upon the philosophy that the Company's long-term success is best achieved through recruitment and retention of the best people possible. The Compensation Committee applied this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses and stock options.

  Salary. The Company strives to offer salaries to its executive officers which are competitive in its industry and in its geographic region for similar positions requiring similar qualifications. In determining executive officers' salaries, the Compensation Committee considers salary surveys of companies in similar industries, and of similar size and geographic location. Companies selected for salary comparisons are not necessarily the same companies used to compare stock performance in the chart under the heading "Comparison Of Shareholder Return."

  The Compensation Committee generally evaluates the performance and sets the salary of the Company's Chief Executive Officer, Dr. Armstrong, on an annual basis. Dr. Armstrong evaluates the performance of all other executive officers, and recommends salary adjustments which are subject to review and approval by the Compensation Committee. Performance evaluations for individual executive officers are based on individual goals. For Dr. Armstrong, these goals are set by the Compensation Committee and, for all other officers, these goals are set by Dr. Armstrong. The goals of executive officers are based on their individual management responsibilities. In addition to reviewing the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and Dr. Armstrong consider the financial condition of the Company in evaluating salary adjustments. The salaries are evaluated by the Compensation Committee, with each member using his personal judgment and subjective factors to assess performance.

  Bonuses. The Company seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to the Company. For this reason, the Company may award incentive compensation which can comprise a substantial portion of the total compensation of executive officers when earned and paid. Cash bonuses are based on a subjective evaluation of performance and existing salary, rather than a specific formula.

  Stock Options. The Committee believes that employee equity ownership provides significant additional incentive to executive officers to maximize value for the Company's shareholders, and therefore makes periodic grants of stock options under the Company's 1992 Option Plan. Such options are granted at the prevailing market price, and will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options serve to align the interest of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

  In fiscal 1997, the Compensation Committee made determinations concerning the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous option grants to such executive officers. Options were granted with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of the Company's industry, geographic location and size. Generally, option grants vest over four years. Option grants for fiscal 1997 are set forth in the table entitled "Option Grants in Last Fiscal Year" in the section entitled "Executive Compensation and Other Matters."

                                          COMPENSATION COMMITTEE

                                             R. Douglas Armstrong
                                             Albert B. Deisseroth
                                             Stephen G. Emerson
                                             G. Bradford Jones
                                             Robert J. Kunze
                                             Horst R. Witzel
                                             Edward C. Wood, Jr.

                       COMPARISON OF SHAREHOLDER RETURN

  Set forth below is a line graph comparing changes in the cumulative total return on the Company's Common Stock, a broad market index (the Nasdaq Stock Market-U.S. Index (the "Nasdaq Index")) and an industry index (those companies that selected the same first three digits of their primary Standard Industrial Classification Code Number as the Company (the "Industry Index")) for the period commencing on February 4, 1997, the date the Common Stock commenced trading on the Nasdaq National Market, and ending on June 30, 1997.

         COMPARISON OF CUMULATIVE TOTAL RETURN FROM FEBRUARY 4, 1997
                           THROUGH JUNE 30, 1997(1)

                       [PERFORMANCE GRAPH APPEARS HERE]

                 COMPANY/INDEX                  12/31/96 2/4/97  3/31/97 6/30/97
                 -------------                  -------- ------- ------- -------
Aastrom........................................     n/a  $100.00 $82.143 101.786
Nasdaq Index................................... $93.821   100.00  88.746 105.013
Industry Index.................................  92.444   100.00  87.377  94.056

--------
(1) Assumes that $100.00 was invested on February 4, 1997 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future shareholder returns.

                            INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected Price Waterhouse LLP as its independent accountants to audit the financial statements of the Company for the fiscal year ended June 30, 1997. Price Waterhouse has acted in such capacity since its appointment in July 1997. A representative of Price Waterhouse is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

  On July 9, 1997, the Company dismissed Coopers & Lybrand L.L.P. ("C&L") as its independent accountants. The reports of C&L on the financial statements of the Company for each of the fiscal years ended June 30, 1995 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change independent accountants was recommended by the Company's Audit Committee and unanimously approved by the Board of Directors. During the Company's fiscal years ended June 30, 1995 and 1996 and through the date of the dismissal of C&L, the Company has had no disagreements with C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of C&L would have caused them to make reference thereto in their report on the financial statements of the Company for such years. During the Company's fiscal years ended June 30, 1995 and 1996 and through the date of the dismissal of C&L, the Company has had no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

  Proposals of shareholders intended to be presented at the next Annual Meeting of the Shareholders of the Company must be received by the Company at its offices at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan, 48106, not later than May 10, 1998 and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

  At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ TODD E. SIMPSON

                                          TODD E. SIMPSON
                                          Secretary

October 10, 1997

PROXY

                           AASTROM BIOSCIENCES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints R. Douglas Armstrong and Todd E. Simpson, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of Aastrom Biosciences, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn North Campus, Ann Arbor, Michigan on Wednesday, November 12, 1997 at 9:00 a.m., and at any adjournment thereof
(i) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

  THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

  A vote FOR the following proposals is recommended by the Board of Directors:

1. ELECTION OF DIRECTORS

 NOMINEE: R. DOUGLAS ARMSTRONG               FOR   WITHHELD
                                             [_]     [_]

 NOMINEE: HORST R. WITZEL                    FOR   WITHHELD
                                             [_]     [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. [_]  Even if you are planning to attend the meeting in person,
                                                  you are urged to sign and mail
                                                  the Proxy in the return
                                                  envelope so that your stock
                                                  may be represented at the
                                                  meeting.

                                                  Sign exactly as your name(s)
                                                  appears on your stock
                                                  certificate. If shares of
                                                  stock stand on record in the
                                                  names of two or more persons
                                                  or in the name of husband and
                                                  wife, whether as joint tenants
                                                  or otherwise, both or all of
                                                  such persons should sign the
                                                  above Proxy. If shares of
                                                  stock are held of record by a
                                                  corporation, the Proxy should
                                                  be executed by the President
                                                  or Vice President and the
                                                  Secretary or Assistant
                                                  Secretary, and the corporate
                                                  seal should be affixed
                                                  thereto. Executors or
                                                  administrators or other
                                                  fiduciaries who execute the
                                                  above Proxy for a deceased
                                                  shareholder should give their
                                                  title. Please date the Proxy.

                                                  Signature(s)________ Date:___